Exhibit 99.G.1

                           MULTIPLE SERVICES AGREEMENT

       This AGREEMENT is effective as of ________, 2003, and is among JPMorgan Chase Bank, a New York banking corporation (the "Bank"), SMA Relationship Trust, a Delaware statutory trust (the "Customer") on behalf of its separate series of shares representing interests in separate portfolios which are listed on Schedule B1, as may be amended from time to time ("Series") and UBS Global Asset Management (US) Inc., a Delaware Corporation ("UBS Global AM").

       WHEREAS, Customer is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end investment company; and

       WHEREAS, the Customer desires to enter into one agreement providing for the furnishing of custody, administrative and accounting services to the Series; and

       WHEREAS, the Bank desires to furnish such services to the Customer or to arrange for the furnishing of such services through the use of certain agents;

       NOW, THEREFORE, IT IS AGREED AS FOLLOWS



                               I. CUSTODY SERVICES

The Customer hereby appoints the Bank as its custodian to the Series, and the Bank hereby accepts such appointment. This Section I. of this Multiple Services Agreement (the "Agreement") relates solely to the provision of custody services to the Customer. It is the intention of the parties that the services offered by Bank under this Agreement with respect to the custody of Securities (as defined below) and related settlement services will be limited to Securities that are issued in the United States ("U.S.") by an issuer that is organized under the laws of the U.S. or any state thereof, or that are both traded in the U.S. and that are eligible for deposit in a U.S. Securities Depository.

1.     CUSTOMER ACCOUNTS.

       The Bank agrees to establish and maintain the following accounts ("Accounts"):

       Separate custody accounts for each Series in the name of the Customer on behalf of each such Series as listed in Schedule B1 for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe to the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by the Bank for the account of the Customer on behalf of a Series ("Securities") and any and all cash equivalents.

       Prior to the delivery of any Assets (as defined hereinafter) by the Customer to the Bank, the Customer shall deliver to the Bank each applicable document or other item listed in Schedule B2, which schedule may be amended from time to time by the Customer and the Bank.

       The Customer warrants its authority to: 1) deposit the cash and Securities ("Assets") received in the Accounts and 2) give Instructions (as defined in Sub-section 11 of this Section I.) concerning the Accounts. Such Instructions shall specifically indicate to which Series such Assets belong or, if such Assets belong to more than one Series, shall allocate such Assets to the appropriate Series. The Bank may deliver securities of the same type and class in place of those deposited in the Accounts.

       Upon receipt of Instructions and appropriate documentation, the Bank shall establish additional Accounts, which shall be separately accounted for as additional Accounts under the terms of this Agreement.

2.     SECURITIES DEPOSITORIES.

       The Assets held for each Series may be held in custody and deposit accounts that have been established by the Bank through the facilities of one or more securities depositories or clearing agencies as listed on Schedule A, as such Schedule may be amended from time to time by the Bank by sixty (60) days' prior written notice to the Customer. The Customer will be given reasonable notice by the Bank of any amendment to Schedule A.

3.     SEGREGATION OF ASSETS.

       (a) The Bank will identify the Assets on its books as belonging to the Customer on behalf of a particular Series.

       (b) Any Securities held in a securities depository for the account of Bank will be subject only to the instructions of Bank or its agent.

4.     CASH TRANSACTIONS.

       (a) All cash received by the Bank for each of the Accounts shall be held by the Bank as a short-term credit balance in favor of the Customer on behalf of the Series to which the Account relates The Customer acknowledges that any such credit balances shall not be accompanied by the benefit of any governmental insurance.

       (b) Whenever Customer instructs Bank to do so, Bank will arrange for the automatic investment of cash in the Cash Account in mutual funds (including, without limitation, the JP Morgan Money Market Funds and any other mutual fund with respect to which Bank or an Affiliate of Bank serves as an investment adviser, administrator, shareholder servicing agent, and/or custodian or subcustodian and regardless of whether or not Bank or its Affiliate receives any fees for services rendered to any such mutual fund in addition to the fees received by Bank pursuant to this Agreement, all of which such fees Bank is specifically authorized to retain) which Bank makes available for such purposes and which Customer selects through instructions to Bank. Furthermore, in this regard, Bank is directed automatically to arrange for the redemption of such mutual fund shares as may be necessary to avoid any potential overdraft hereunder that Bank perceives based upon the information available to Bank at the time of such redemption or withdrawal. Customer agrees that it will read the prospectus for any mutual fund prior to investing and acknowledges that investments in mutual fund shares are not insured by the Federal Deposit Insurance Corporation ("FDIC") and are not obligations of or guaranteed by Bank. Customer further acknowledges that certain services for which Bank is paid fees by mutual funds in which Customer invests may overlap with the services Bank provides under this Agreement.

       (c) The Bank will make cash payments from the Account upon receipt of Instructions.

       (d) In the event that any payment to be made under this Sub-section 4 exceeds the funds available in an Account, the Bank, in its discretion, may advance the Customer on behalf of the relevant Series whose Assets are held in such Account such excess amount which shall be deemed a short term credit extension which is necessary in connection with payment and clearance of securities transactions. Such credit extension shall be payable on demand, bearing interest at the rate customarily charged by the Bank on similar advances and consistent with the fee schedule set forth on Schedule E.

       (e) If the Bank credits an Account on a payable date, or at any time prior to actual collection and reconciliation to the Account, with interest, dividends, redemptions or any other amount due, the Customer on behalf of and from the Assets of the Series to which the Account relates will promptly return any such amount upon written notification: (i) that such amount has not been received in the ordinary course of business, or (ii) that such amount was incorrectly credited. If the Customer on behalf of and from the Assets of the Series to which the Account relates does not promptly return any amount upon such notification, the Bank shall be entitled, upon written or electronic notification to the Customer, to reverse such credit by debiting the Account for the amount previously credited. The Bank shall be entitled to charge the Customer on behalf of the Assets of the Series in the Account interest for any such credit extension at rates to be agreed upon from time to time In addition to any other remedies available, with respect to the extension of credit to a particular Series, the Bank shall be entitled to a right of set-off against the Assets of such Series to satisfy the repayment of such credit extension and the payment of, or reimbursement for, accrued interest thereon.

       (f) The Bank shall provide the Customer by 9:45 a.m. Eastern time, in a format mutually agreed upon by both parties, the Customer's opening U.S. Dollar cash balance in each Account, as well as cash projection activity known to the Bank on each business day that the Bank is open or authorized to transact business in the State of New York. Cash activity from Class level shareholder activity available to the Bank by 9:00 a.m. Eastern time will be included in this cash forecast. Other cash activity reported to the Bank by 9:15 a.m. Eastern time, such as futures variation margins, fund expenses and collateral movements related to futures and swap contracts will be included in the cash forecast. The Customer shall be entitled to rely on such cash projection information supplied by the Bank to the Customer and, notwithstanding any other provision of this Agreement, the Bank shall be liable to and shall indemnify the Customer for any direct damages suffered by the Customer as a result of such reliance.

5.     CUSTODY ACCOUNT TRANSACTIONS.

       (a) Securities will be transferred, exchanged or delivered by the Bank upon receipt by the Bank of Instructions. Settlement and payment for Securities received for, and delivery of Securities out of, the Accounts may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the market in which the transaction occurs. Under all circumstances, Bank shall use its reasonable efforts to make delivery of Securities to a purchaser, dealer or their agents only against payment subject to local custom and regulations. Delivery of Securities out of an Account may also be made in any other manner specifically required by Instructions.

       (b) The Bank, upon receipt of Instructions, will credit or debit an Account on a contractual settlement date, if consistent with applicable law, with cash or Securities with respect to any sale, exchange or purchase of Securities. Otherwise, such transactions will be credited or debited to an Account on the date cash or Securities are actually received by the Bank and reconciled to such Account.

6.     ACTIONS OF THE BANK.

       The Bank shall follow Instructions received regarding assets held in the Accounts. However, until it receives Instructions to the contrary, the Bank will:

       (a) Present for payment any Securities which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that the Bank's central corporate actions department is actually aware of such opportunities.

       (b) Execute in the name of the Customer such ownership and other certificates as may be required to obtain payments in respect of Securities.

       (c) Exchange interim receipts or temporary Securities for definitive Securities.

       (d) Issue statements to the Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

       (e) Receive and collect all income and principal with respect to Securities and to credit cash receipts to the Accounts.

       (f)    Take non-discretionary action on mandatory corporate actions.

       (g) Pay or cause to be paid, from the Accounts, any and all taxes and levies of any nature imposed on the Assets by any governmental authority in connection with custody of and transactions in such Assets.

       (h) In general, attend to all nondiscretionary details in connection with the custody, sale, purchase, transfer and other dealings with the Assets held in the Accounts.

       The Bank will send the Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. Unless the Customer sends the Bank a written exception or objection to any Bank statement within ninety (90) days of receipt, the Customer shall be deemed to have approved such statement.

       All collections of funds or other property paid or distributed in respect of Securities in the Accounts shall be made at the risk of the Customer. The Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Bank of any payment, redemption or other transaction regarding Securities in the Accounts in respect of which the Bank has agreed to take any action under this Agreement.

7.     CORPORATE ACTIONS; PROXIES; TAX RECLAIMS.

(a) CORPORATE ACTIONS. Whenever the Bank receives information concerning the Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), the Bank will give the Customer notice of such Corporate Actions to the extent that the Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers. Bank also will use its reasonable efforts to notify Customer of any class action litigation for which information is actually received by Bank's central corporate actions department but shall not be liable for any Liabilities arising out of Bank's failure to identify Customer's interest in any class action litigation. Bank does not commit, however, to provide information concerning Corporate Actions or class action litigation relating to Securities being held at Customer's request in a name not subject to the control of Bank.

       When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, the Bank will endeavor to obtain Instructions, as defined in Sub-section 11 of this Section I., but if Instructions are not received in time for the Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, the Bank is authorized to act in accordance with the default option provided by local market practice and/or the issuer of the Securities.

       Bank may sell or otherwise dispose of fractional interests in Financial Assets arising out of a Corporate Action or class action and, to the extent necessary to protect Customer's interest in that Corporate Action or class action, credit the Cash Account with the proceeds of the sale or disposition. If some, but not all, of an outstanding class of Financial Asset is called for redemption, Bank may allot the amount redeemed among the respective beneficial holders of such class of Financial Asset in any manner Bank deems to be fair and equitable.

       The indemnification provision of this Sub-section 7 (a) will survive the termination of this Agreement.

       (b) PROXY VOTING. The Bank will provide proxy voting services only pursuant to the Service Documentation. Proxy voting services may be provided by the Bank or, in whole or in part, by one or more third parties appointed by the Bank (which may be affiliates of the Bank). Bank shall not be liable for any third party provider that is not an affiliate of the Bank that it selects and retains using reasonable care.

       (c)    TAX RECLAIMS.

              (i) Subject to the provisions hereof and the receipt of Instructions as described in the Service Documentation, the Bank will timely apply for or facilitate the application for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Securities for the benefit of the Customer which the Bank believes may be available to such Customer. The Bank shall notify the Customer that it is making such application for a reduction of withholding tax and refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Securities for the benefit of Customer. To defray expenses pertaining to nominal tax claims, Bank may from time-to-time set minimum thresholds as to a de minimus value of tax relief claims or reduction of withholding which it will pursue in respect of income payments under this subsection (c).

              (ii) The provisions of tax reclaim services by the Bank is conditional upon the Bank receiving from the beneficial owner of Securities (A) a declaration of its identity and place of residence and (B) certain other documentation (pro forma copies of which are available from the Bank). The Bank shall use reasonable means to notify Customer of the declarations, documentation and information which the Customer is to provide to Bank in order for the Bank to perform the tax reclaim services described herein. The Customer shall provide to the Bank such documentation and information as it may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. The Customer undertakes to notify the Bank immediately if any such information requires updating or amendment.

              (iii) The Bank shall not be liable to the Customer or any third party for any tax, fines or penalties payable by the Bank or the Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by the Customer or any third party, or as a result of the provision to the Bank or any third party of inaccurate or misleading information or the withholding of material information by the Customer or any other third party, or as a result of any delay of any revenue authority or any other matter beyond the control of the Bank. The provisions of this Sub-section 7(c)(iii) shall survive the termination of this Agreement.

              (iv) The Customer confirms that the Bank is authorized to deduct from any cash received or credited to the Accounts any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Accounts.

              (v) The Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to the Customer from time to time and, upon Instructions as described in the Service Documentation Guide, the Bank may, if the Bank offers tax reclaim services in new markets, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this sub-clause and to the extent that the Bank acts in accordance with the information provided on Schedule B2, the Bank shall have no responsibility with regard to the Customer's tax position or status in any jurisdiction.

              (vi) The Customer confirms that the Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to the Customer or the Securities and/or Cash held for the Customer for the purpose of obtaining tax reclaims only. This provision does not authorize any other disclosure to any revenue authority or any governmental body without the prior written consent of Customer.

              (vii) Tax reclaim services may be provided by the Bank or, in whole or in part, by one or more third parties appointed by the Bank (which may be affiliates of the Bank); provided that the Bank shall be liable for the performance of any such third party to the same extent as the Bank would have been if it performed such services itself.

              (viii) The Bank shall monitor tax reclaims and report on such reclaims on a monthly basis.

8.     NOMINEES.

       Securities which are ordinarily held in registered form may be registered in the name of the Bank or securities depositories or any of their nominees, as the case may be. The Bank may without notice to the Customer cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Customer. Under no circumstances, shall any of the Securities be registered in the name of UBS Global AM unless the Bank has been instructed otherwise. In the event that any Securities registered in a nominee name are called for partial redemption by the issuer, the Bank may allot the called portion to the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable.

       Where the Bank has been instructed by the Customer to hold any Securities in the name of any person or entity other than the Bank or any such entity's nominee, the Bank shall not be responsible for any failure to collect such dividends or other income or participate in any such corporate action with respect to such Securities.

9.     AUTHORIZED PERSONS.

       As used in this Agreement, the term "Authorized Person" means persons as have been designated on Schedule B 2, or entities as have been designated on Schedule B 2 as such Schedules may be amended from time to time by written notice from the Customer or its designated agent to act on behalf of the Customer under this Agreement. Such persons or entities shall continue to be Authorized Persons until such time as the Bank receives Instructions that any such person or entity is no longer an Authorized Person. Prior to the delivery of the Assets to the Bank, the Bank shall provide to Customer a list of designated system user ID numbers and passwords that the Customer shall be responsible for assigning to Authorized Persons. The Bank shall assume that an electronic transmission received and identified by a system user ID number and password was sent by an Authorized Person. The Bank agrees to provide additional designated system user ID numbers and passwords as needed by the Customer. The Customer authorizes the Bank to issue new system user ID numbers upon the request of a previously existing Authorized Person. Upon the issuance of additional system user ID numbers by the Bank to the Customer, Schedule B4 shall be deemed automatically amended accordingly. The Customer authorizes and instructs the Bank to assume that a facsimile transmission received which sets forth only the typed name of an Authorized Person is an Instruction sent by an Authorized Person. The Customer authorizes the Bank to receive, act and rely upon any Instructions received by the Bank which have been issued, or purport to have been issued, by an Authorized Person.

       Any Authorized Person may cancel/correct or otherwise amend any Instruction received by the Bank, but the Customer agrees to indemnify the Bank for any liability, loss or expense incurred by the Bank as a result of their having relied upon or acted in good faith on any prior Instruction. The Bank will use its reasonable efforts to process trades once the trades have settled, upon receipt of an amendment or cancellation of an Instruction to deliver or receive any security or funds with respect to such trades.

10.    INSTRUCTIONS.

       The term "Instructions" for purposes of Section I. of this Agreement means instructions of any Authorized Person received by the Bank, via telex, facsimile transmission, bank wire, SWIFT or other teleprocess or electronic instruction or trade information system acceptable to the Bank which the Bank reasonably believes in good faith to have been given by Authorized Persons or by such other means as may be agreed in writing by Bank and Customer or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify and provided that such Instructions are timely received by the Bank. Unless otherwise expressed, Instructions shall continue in full force and effect until canceled or superseded. Customer will indemnify Bank , its directors, officers, employees and agents ("Bank Indemnitees") against, and hold each of them harmless from, any loss, liability or expense that may be imposed on, incurred by, or asserted against Bank

Indemnitees as a result of any action or omission taken in accordance with any Instructions or other directions upon which Bank is authorized to rely under the terms of this Agreement.

       The Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which the Bank shall make available to the Customer or its Authorized Persons.

                   II. ADMINISTRATIVE AND ACCOUNTING SERVICES

       The Customer hereby appoints the Bank as its administrative and accounting services agent to the Series, and the Bank hereby accepts such appointment. This Section II. of this Agreement relates solely to the provision of administrative and accounting services to the Customer and its Series. For purposes of this Section II, the term "Bank" shall include the Bank and its agents.

A.     ADMINISTRATIVE SERVICES

       1.     SERVICES.

              Subject to the succeeding provisions of this section and subject to the direction and supervision of the Board of Trustees of the Customer, Bank shall provide to Customer and each of the Series administrative services as set forth in Schedule C attached hereto and incorporated by reference into this Agreement. In addition to the obligations set forth in Schedule C, the Bank, in its capacity as administrator for the Customer and each of the Series ("Administrator"), shall: (i) provide its own office space, facilities, equipment and personnel for the performance of its duties under this Section II.A. of this Agreement; and (ii) take all actions the Bank deems necessary to properly execute administration on behalf of the Series.

       2.     COOPERATION OF OTHER PARTIES.

              So that the Bank may perform its duties under the terms of this Agreement, the Board of Trustees of the Customer shall direct the officers, investment adviser, legal counsel, independent accountants and other agents of the Customer to cooperate with the Bank in performing administrative services hereunder and, upon request of the Bank, to provide such information, documents and advice as is within the possession or knowledge of such persons PROVIDED THAT no such person need provide any information to the Bank if to do so would result in the loss of any privilege with respect to such information unless the Customer elects to waive such privilege. In the event that the Customer does not elect to waive such privilege, the Bank shall not be liable for and shall be indemnified against any losses directly resulting from the failure to deliver such information, documents or advice. In connection with its duties hereunder, the Bank shall be entitled to rely, and shall be held harmless by the Customer when acting in reliance upon the instruction, advice or any documents relating to the Customer as provided to the Bank by any of the aforementioned persons provided that such reliance is reasonable.

              The indemnification provisions of this Sub-section 2 of this
Section II.A. shall survive the termination of this Agreement.

       3.     COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS.

              Any activities performed by the Bank under this Section II.A. of this Agreement shall conform to the requirements of:

              (a) the provisions of the 1940 Act and of any rules or regulations in force thereunder;

              (b)    any other applicable provision of state and Federal law;

              (c) the provisions of the Agreement and Declaration of Trust and the By-Laws of the Customer, as amended from time to time;

              (d) any policies and determinations of the Board of Trustees of the Customer provided to the Bank in writing; and

              (e) the fundamental policies of the Series as reflected in the Customer's registration statement on Form N-1A ("Form N-1A") under the 1940 Act and any amendments thereto.

       4.     NON-EXCLUSIVITY.

              Nothing in this Agreement shall prevent the Bank or any officer or employee thereof from acting as administrator for or with any other person, firm, corporation or trust. While the administrative services supplied to the Customer and the Series may be different than those supplied to other persons, firms, corporations or trusts, the Bank shall provide the Customer and the Series equitable treatment in supplying services. The Bank agrees to maintain the records and all other information of the Customer and the Series as required by the 1940 Act and shall not use such information for any purpose other than the performance of the Bank's duties under this Agreement.

B.     ACCOUNTING SERVICES

       1.     SERVICES.

              The Bank, in its capacity as accounting services agent for the Customer and the Series ("Accounting Agent"), will in addition to the duties and functions listed below, perform accounting services listed in Schedule D attached hereto.

       2.     INSTRUCTIONS.

              For purposes of this Section II.B. of this Agreement:

              (a) ORAL INSTRUCTIONS shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Bank in person or by telephone, telegram, telecopy, or other mechanical or documentary means LACKING A SIGNATURE, by an Authorized Person, as defined in Sub-section 10 of Section I. of this Agreement or by any of the Customer's officers, employees, shareholders or other agents reasonably believed by Bank to be authorized to give such Oral Instructions.

              (b) WRITTEN INSTRUCTIONS shall mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to the Bank in original writing CONTAINING ORIGINAL SIGNATURES or a copy of such document transmitted by telecopy or facsimile transmission including transmission of such signature reasonably identified to the Bank to be the signature of an Authorized Person, as defined in Sub-section 10 of Section
I. of this Agreement or by any of the Customer's officers, employees, shareholders or other agents reasonably believed by Bank to be authorized to give such Written Instructions.

       3.     MAINTENANCE OF ACCOUNTS AND RECORDS.

              To the extent the Bank receives the necessary information from the Customer or its agents by Written or Oral Instructions, the Bank shall maintain and keep current the following Accounts and Records relating to the Customer's business in such form as may be mutually agreed upon between the Customer and the Bank:

              (a)    Net Asset Value Calculation Reports;

              (b)    cash Receipts Journal;

              (c)    cash Disbursements Journal;

              (d)    dividends Paid and Payable Schedule;

              (e)    purchase and Sales Journals - Portfolio Securities;

              (f) security Ledgers - Transaction Report and Tax Lot Holdings Report;

              (g)    broker Ledger - Commission Report;

              (h)    daily Expense Accruals;

              (i)    daily Interest Accruals;

              (j)    daily Trial Balance;

              (k)    portfolio Interest Receivable and Income Journal;

              (l)    portfolio Dividend Receivable and Income Register;

              (m) listing of Portfolio Holdings - showing cost, market value and percentage of portfolio comprised of each security;

              (n)    average daily net assets provided on monthly basis; and

              (o)    daily accounting reports as agreed to by the parties.

              The necessary information to perform the above functions and the calculation of each Series' net asset value as provided below, is to be furnished by Written or Oral Instructions to the Bank daily (in accordance with the time frame identified in Sub-section 7 of this Section II.B.).

       4.     CALCULATION OF NET ASSET VALUE.

              The Bank shall perform the calculations necessary to calculate each Series' net asset value daily, in accordance with: (i) the Customer's Advisory Agreements and Agreement and Declaration of Trust; (ii) the provisions of the Customer's Form N-1A; and (iii) any other procedures approved by the Board of Trustees of the Customer and supplied to the Bank by the Customer in writing. Portfolio items for which market quotations are available by the Bank's use of automated financial information services which shall be authorized by the Customer in writing to the Bank ("Services") shall be based on the closing prices of such Services except where the Customer has given or caused to be given specific Written Instructions to utilize a different value. Restricted securities and other securities requiring valuation not readily ascertainable solely by such Services shall be given values as the Customer provides by Written Instructions. The Bank shall not have any responsibility or liability for: (i) the accuracy of prices quoted by any of the Services; (ii) the accuracy of any information supplied by the

Customer; or (iii) for any loss, liability, damage, or cost arising out of any inaccuracy, delay or omissions from such data provided by the Services or the Customer. The Bank shall have no responsibility or duty to include information or valuations to be provided by the Customer in any computation unless and until it is timely supplied to the Bank in usable form. The Bank shall record corporate action information of which it has become aware in its capacity as Custodian for Customer or from the Services or the Customer. The Bank shall not have any duty to gather or record corporate action information not supplied by these sources.

              The Bank will not be responsible for any losses, damages or costs to the Customer, the Series or its shareholders for any price errors caused by: the Customer, the Series, its advisers, corporate action and dividend information, or any other party other than the Bank itself.

       5.     AUTHORITY TO ACT UPON RECEIPT OF INSTRUCTIONS.

              For all purposes under Section II.B. of this Agreement, the Bank is authorized to act upon receipt of any Written or Oral Instruction it receives. The Customer agrees to provide Written Instructions to the Bank with respect to trade confirmation and cash instruction. The Bank shall be entitled to rely on any Oral or Written Instruction received. For any act or omission undertaken in compliance with such Oral or Written Instruction received, the Bank shall be free of liability and fully indemnified and held harmless by the Customer, provided, however, that in the event an Oral or Written Instruction received by the Bank is countermanded by a timely later Oral or Written Instruction received by the Bank prior to acting upon such countermanded Instruction, the Bank shall act upon such later Oral or Written Instruction. The indemnification provisions of this Sub-section 5 shall survive termination of this Agreement.

       6.     PROVISION OF REPORTS.

              The Bank shall promptly supply daily and periodic reports to the Customer as requested by the Customer and agreed upon by the Bank.

       7.     PROVISION OF INFORMATION BY THE CUSTOMER.

              The Customer shall provide to the Bank or shall cause to be provided to the Bank as of the close of each business day or on such other schedule as the Bank determines is necessary, Oral or Written Instructions containing any additional data or information necessary for the Bank to maintain the Customer's and the Series' Accounts and Records. Such Oral or Written Instructions shall be delivered to the Bank no later than 11:00 a.m., Eastern time the following business day.

       8.     ADOPTION OF ADDITIONAL PROCEDURES.

              In connection with and in furtherance of the rendering of services under this Section II.B., the Bank and the Customer may from time to time adopt such procedures as agreed upon in writing, and the Bank may conclusively assume that any procedure approved by the Customer or direction by the Customer does not conflict with or violate any requirements of the Customer's Agreement and Declaration of Trust, By-Laws, or any rule or regulation of any regulatory body or governmental agency.

                             III. GENERAL PROVISIONS

1.     STANDARD OF CARE; LIABILITIES - SECTION I.

       (a) With respect to Section I. of this Agreement, the Bank shall be responsible for the performance of only such duties as are set forth in Section
I. of this Agreement or expressly contained in Instructions which are consistent with the provisions of Section I. of this Agreement as follows:

              (i) The Bank will use reasonable care with respect to its obligations under this Agreement and the safekeeping of Assets. The Bank shall be liable to the Customer for any loss which shall occur as the result of the negligence or willful misconduct of the Bank or with respect to the safekeeping of such Assets. In the event of any loss to the Customer or Series by reason of the failure of the Bank to utilize reasonable care, the Bank shall be liable to the Customer and the Series only to the extent of the Customer's actual damages.

              (ii) Bank may provide certain ancillary services under this Agreement through third parties, which may be affiliates of Bank. Bank will not be responsible for any loss as a result of a failure by any broker or any other third party that it selects and retains using reasonable care to provide ancillary services that it may not customarily provide itself, including, without limitation, delivery services and providers of information regarding matters such as pricing, proxy, voting, and corporate actions and class action litigation. Nevertheless, Bank will be liable for the performance of any such broker or other third party selected by Bank that is an affiliate of Bank to the same extent, as Bank would have been liable if it performed such services itself.

              (iii) The Customer and the Series shall be indemnified by, and without liability to, the Bank for any action taken or omitted by the Bank within the scope of this Agreement as a result of the Bank's negligence or willful misconduct.

              (iv) The Bank and its nominees shall be indemnified by, and without liability to, the Customer, the Series, or the Shareholders for any action taken or omitted by the Bank whether pursuant to or in reliance upon Instructions for any losses arising out of the Bank's performance hereunder, arising out of its nominees acting as a nominee or holder of record of the Securities, or for any action or omission otherwise within the scope of this Agreement if such act or omission was in good faith, without negligence. In performing its obligations under this Agreement, the Bank may rely on the genuineness of any document which it reasonably believes in good faith to have been validly executed.

              (v) The Customer agrees to pay for and hold the Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses with respect to income from or Assets in the Accounts.

              (vi) The Bank shall be entitled to rely, and may act, upon the advice of counsel for the Customer on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

              (vii) Without limiting the foregoing, the Bank shall not be liable for any loss which results from the general risk of investing.

              (viii) In no event shall the Bank be liable to the Customer or the Series for any indirect, incidental, special or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Bank has been advised of the likelihood of such loss or damage and regardless of the form of action.

       (b) Consistent with and without limiting the first paragraph of this Sub-section 1 of this Section III. of this Agreement, it is specifically acknowledged that the Bank shall have no duty or responsibility to:

              (i) supervise or make recommendations with respect to investments or the retention of Securities;

              (ii) advise the Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Sub-section 5(c) of Section I. of this Agreement;

              (iii) evaluate or report to the Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement. Nothing contained in this clause shall limit the Bank's responsibilities pursuant to Section I.4 of this Agreement;

              (iv) review or reconcile trade confirmations received from brokers. The Customer or its Authorized Persons (as defined in Sub-section 10 of
Section I. of this Agreement) issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by the Bank; and

              (v) The provisions of this Section III.1 shall survive the termination of this Agreement.

2.     STANDARD OF CARE; LIABILITIES - SECTION II.

       (a) For purposes of Section II. of this Agreement, the Bank shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by the Bank or the Customer, the Series, or the Shareholders in connection with the matters to which this Agreement relates, except for a loss or expense to the extent caused by or resulting from willful misfeasance, bad faith or negligence on the Bank's part in the performance of its duties or from reckless disregard by the Bank of its obligations and duties under this Agreement. In the performance of its services, however, the Bank shall be obligated to exercise the due care and diligence of an open-end fund administrative and accounting agent. In no event shall the Bank be liable for any indirect, incidental, special or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Bank has been advised of the likelihood of such loss or damage and regardless of the form of action.

       (b) Subject to Section 2(a) above, the Bank shall not be responsible for, and the Customer shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, reasonable attorneys' fees and expenses, payments, expenses and liabilities incurred by the Bank, any of its agents, or the Customer's agents in the performance of its/their duties hereunder, including but not limited to those arising out of or attributable to:

              (i) any and all actions of the Bank or its officers or agents required to be taken pursuant to this Agreement;

              (ii) the reasonable reliance on or use by the Bank or its officers or agents of information, records, or documents which are received by the Bank or its officers or agents and furnished to it or them by or on behalf of the Customer, and which have been prepared or maintained by the Customer or any third party on behalf of the Customer;

              (iii) the Customer's refusal or failure to comply with the material terms of this Agreement or the Customer's lack of good faith, or its actions, or lack thereof, involving negligence or willful misfeasance;

              (iv) the breach of any material representation or warranty of the Customer hereunder;

              (v) the taping or other form of recording of telephone conversations or other forms of electronic communications with investors and shareholders, or reliance by the Bank, its officers or agents on telephone or other electronic instructions of any person acting on behalf of a shareholder or shareholder account for which telephone or other electronic services have been authorized, provided the Bank, its officers or agents complies with all laws relating to the taping or other form of recording of telephone conversations;

              (vi) the reliance on or the carrying out by the Bank or its officers or agents of any proper instructions reasonably believed to be duly authorized, or requests of the Customer or recognition by the Bank or its officers or agents of any share certificates which are reasonably believed to bear the proper signatures of the officers of the Customer and the proper countersignature of any transfer agent or registrar of the Customer;

              (vii) any delays, inaccuracies or omissions from information or data provided to the Bank or its officers or agents by data services, corporate action services, Services or securities brokers and dealers;

              (viii) the offer or sale of shares by the Customer in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions or omissions by the Customer or its other service providers and agents, or (2) existing or arising out of activities, actions or omissions by or on behalf of the Customer prior to the effective date of this Agreement;

              (ix) any failure of the Customer's registration statement to materially comply with the 1940 Act (including the rules and regulations thereunder) and any other applicable laws, or any untrue statement of a material fact or omission of a material fact necessary to make any statement therein not misleading in Customer's registration statement on Form N1-A; and

              (x) the actions taken by the Customer, and its investment advisers, in compliance with applicable securities, tax, commodities and other laws, rules and regulations, or the failure to so comply.

       (c) In performing the services required under Section II. hereof, the Bank shall be entitled to rely on any Oral or Written Instructions, notices or other communications, including electronic transmissions, from the Customer and its officers and trustees, investors, agents and other service providers which the Bank or its agents reasonably believes to be genuine, valid and authorized, and shall be indemnified by the Customer for any loss or expense caused by such reliance. The Bank shall also be entitled to consult with and rely on the advice and opinions of outside legal counsel retained by the Customer, as necessary or appropriate.

       (d) The Bank shall indemnify and hold the Customer and the Series harmless from and against any and all losses, damages, costs, charges, reasonable attorneys' fees and expenses, payments, expenses and liabilities arising out of or attributable to the Bank's refusal or failure to comply with the material terms of this Agreement; the Bank's breach of any material representation made by it herein; or the Bank's lack of good faith or acts involving negligence, willful misfeasance or reckless disregard of its duties under this Agreement.

       (e) The provisions of this Section III.2. shall survive the termination of this Agreement.

3.     INDEMNIFICATION.

       (a) In connection with any indemnification required under this Section III., the party seeking indemnification ("Indemnified Party") shall give written notice within a reasonable period of time to the other party ("Indemnifying Party") of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. The failure to so notify the Indemnifying Party of such written assertion or claim shall not, however, operate in any manner whatsoever to relieve the Indemnifying Party of any liability arising from this Section III. or otherwise, except to the extent failure to give notice prejudices the Indemnifying Party.

       (b) For any legal proceeding giving rise to indemnification under this Agreement, the Indemnifying Party shall be entitled to defend or prosecute any claim in the name of the Indemnified Party at its own expense and through counsel of its own choosing if it gives written notice to the Indemnified Party within fifteen (15) business days of receiving notice of such claim. Notwithstanding the foregoing, the Indemnified Party may participate in the litigation at its own expense through counsel of its own choosing. If the Indemnifying Party chooses to defend or prosecute such claim, then the parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.

       (c) The provisions of this Sub-section 3 shall survive the termination of this Agreement.

4.     USE OF OTHER PARTIES BY THE BANK.

       (a)    In furnishing the services required to be provided under Section
II. of this Agreement, the Bank may, upon prior written approval of Customer, sub-contract with other parties ("Other Parties") for the provision of all or such part of those services as Bank deems appropriate. In the event that the Bank utilizes the services of Other Parties in performing the functions required to be performed by it as set forth in Section II. of this Agreement, the Bank shall be responsible for the actions of such Other Parties to the same extent as if the Bank performed such functions. Termination of such Other Parties may be made only upon prior written approval of Customer.

       (b) To the extent the Bank contracts with Other Parties to perform services required by Section II., of this Agreement, Bank is authorized to make representations in writing to such Other Parties concerning the Customer only
(i) to the same extent as the Customer makes representations and warranties to the Bank in this Agreement; and (ii) concerning the obligations of Customer set forth in Sub-section 4(c) of this Agreement.

       (c) The Customer and the Bank agree that to the extent the Bank utilizes Other Parties to perform certain functions called for by Section II. of this Agreement, the Customer may communicate directly with such Other Parties and agrees to pay the direct Customer expenses set forth in Schedule E.

       (d) To the extent the Bank contracts with Other Parties to perform any of the functions required under Section II. of this Agreement and is required pursuant to contracts with such Other Parties to supply documents to such Other Parties relating to the Customer, the Customer shall supply such documents to the Bank upon reasonable request.

5.     REPRESENTATIONS AND WARRANTIES OF CUSTOMER.

       The Customer represents and warrants to Bank that:

       (a) the Customer is a statutory trust duly organized and existing and in good standing under the laws of the State of Delaware;

       (b) the Customer is an open-end investment company properly registered under the 1940 Act; and

       (c) all records and regulatory filings of the Customer have been properly maintained or made in accordance with applicable laws.

6.     REPRESENTATIONS OF BANK

       The Bank represents and warrants to the Customer that:

       (a) The Bank is a banking corporation duly organized and existing and in good standing under the laws of the State of New York;

       (b) the Bank is empowered under applicable laws and by its Charter Document and By-Laws to enter into and perform this Agreement;

       (c) all requisite proceedings have been taken to authorize the Bank to enter into and perform this Agreement;

       (d) the Bank is not a party to any pending or threatened legal proceedings which would impair its ability to perform the duties and obligations called for by this Agreement; and

       (e) the Bank will only sub-contract with an Other Party to perform services under this Agreement if such Other Party:

              (i) is duly organized, existing and in good standing under the laws of its state of organization;

              (ii) is duly qualified to carry on its business wherever it is legally required to be so qualified;

              (iii) is empowered under applicable laws and by its charter documents and By-Laws to perform the functions required under Section II. of this Agreement which the Bank has contracted with it to provide;

              (iv) has and will continue to have access to the facilities, personnel and equipment required to fully perform the functions which the Bank has contracted with it to provide; and

              (v) is not a party to any pending or threatened legal proceedings which would impair such Other Party's ability to perform the duties and obligations which the Bank has contracted with it to provide.

7.     FEES AND EXPENSES.

       (a) UBS Global AM, on behalf of the Customer agrees to pay the Bank or its agents for all services to be provided under this Agreement such amount as may be agreed upon in writing and as set forth on Schedule E. For any amount of fees that has not been contested in accordance with Sub-section (e) of this
Section III.7, the Bank shall have a lien on and is authorizes to change the Account of the customer for any amount owing to the back by customer or UBS Global AM under any provisions of this Agreement. The fee schedule agreed to and as set forth on Schedule E shall be fixed for a period of one year from the date hereof.

       (b) The Bank is, authorized to charge the Account of any Series for such items and the Bank shall have a lien, charge and security interest on any and all Assets of such Series for any and all amounts which are now or become owing to the Bank with respect to such Series from time to time under this Agreement whether or not matured or contingent.

       (c) The Customer may from time to time request additional services, additional processing, or special reports. The Customer shall submit such requests in writing together with such specifications and requirements documentation as may be reasonably required by the Bank. If the Bank elects to provide such services or arrange for their provision, it shall be entitled to additional fees and expenses at its customary rates and charges. The Bank's agreement to perform such additional services shall not be unreasonably withheld.

       (d) The Bank will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month. Undisputed charges remaining unpaid after sixty (60) days shall bear interest in finance charges equivalent to, in the aggregate, the Prime Rate (as determined by the Bank) plus two percent per year and all costs and expenses of effecting collection of any such sums, including reasonable attorney's fees, shall be paid by the Customer to the Bank.

       (e) In the event that the Customer is more than ninety (90) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be reasonably contested by the Customer), this Agreement may be terminated upon sixty (60) days' written notice to the Customer by the Bank. The Customer must notify the Bank in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being investigated.

8. RECORDS; PROPRIETARY NATURE; DUTY TO MAINTAIN; ACCESS AND INSPECTION; REPORT ON INTERNAL ACCOUNTING CONTROLS.

       (a) PROPRIETARY NATURE. The Bank agrees that all accounts, books and records of the Bank relating thereto, in its capacity as Custodian under this Agreement, are the property of the Bank. The Bank agrees that all accounts, books and records of the Customer maintained in its capacity as Administrator and Accounting Services Agreement pursuant to Section 31 of the 1940 Act and Rule 31a-1 and 31a-2 are the property of the Customer. All books and records maintained in accordance with this

Agreement shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by the Customer. All such accounts, books and records shall be maintained and preserved in the form acceptable to and the periods prescribed by the Customer and in accordance with and for the periods prescribed by the 1940 Act and the Rules and Regulations thereunder, including, without limitation, Section 31 thereof and Rules 31a-1 and 31a-2 thereunder.

       (b) ACCESS AND INSPECTION. The Bank shall assist the Customer, the Customer's independent auditors, orupon approval of the Customer, any regulatory body, in any requested review of the Customer's or Series' accounts, books and records maintained by the Bank in its capacity as Custodian, Administrative or Accounting Agent. The Bank shall be reimbursed by the Customer for all reasonable expenses incurred in connection with any such review, other than routine and normal periodic reviews and audits. Bank, in its capacity as Accounting Agent, will supply the necessary data for the Customer's or an independent auditor's completion of any necessary tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as the Customer and the Bank shall agree upon from time to time. In case of any other request or demand for the inspection of any accounts, books or records maintained by the Bank on Customer's behalf, the Bank shall not permit such inspection except upon prior written approval of Customer, which approval shall not be unreasonably withheld.

       (c) REPORT ON INTERNAL ACCOUNTING CONTROLS. Upon reasonable request from the Customer, the Bank shall furnish the Customer such reports (or portions thereof) of the Bank's system of internal accounting controls (SAS-70) applicable to the Bank's duties under this Agreement. The Bank shall use its reasonable efforts to obtain and furnish the Customer with such similar reports as it may reasonably request with respect to each securities depository holding the Customer's assets.

9.     MISCELLANEOUS.

       (a) CERTIFICATION OF RESIDENCY, ETC. The Customer certifies that it is a resident of the United States and agrees to notify the Bank of any changes in residency. The Bank may rely upon this certification or the certification of such other facts as may be required to administer the Bank's obligations under this Agreement. The Customer will indemnify the Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications. The indemnification provisions of this Sub-section 9(b) shall survive termination of this Agreement.

       (b) GOVERNING LAW; SUCCESSORS AND ASSIGN. This Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws rules and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Bank.

       (c) ENTIRE AGREEMENT; APPLICABLE RIDERS. This Agreement consists exclusively of this document together with Schedule A, Schedules B1, B2, Schedule C, Schedule D, and Schedule E. There are no other provisions of this Agreement, and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment to this Agreement must be in writing, executed by both parties. With respect to the services required to be provided under Section II. of this Agreement, the Bank and the Customer may from time to time adopt such procedures to facilitate the provision of such services, as agreed upon in writing.

       (d) SEVERABILITY. In the event that one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

       (e) WAIVER. Except as otherwise provided in this Agreement, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

       (f) NOTICES. All notices under this Agreement shall be effective when actually received. Any notices or other communications which may be required under this Agreement are to be sent to the parties at the following addresses or such other addresses as may subsequently be furnished to the other party in writing by certified or registered mail, unless otherwise specified in this Agreement or in the Client Services Guide:

                      Bank:    JPMorgan Chase Bank
                               3 Chase MetroTech Center
                               Brooklyn, NY 11245
                               Attention:  Jane Janeczek
                               or facsimile:  (718) 242-1258

                  Customer:    SMA Relationship Trust
                               51 West 52nd Street
                               New York, New York 10019
                               Attention:  Deputy General Counsel
                               or facsimile:  212-882-5472

             UBS Global AM:    UBS Global Asset Management (US) Inc.
                               51 West 52nd Street
                               New York, NY  10019
                               Attention: Deputy General Counsel
                               Or facsimile: (212) 882-5472

       (g)    TERM AND TERMINATION.

              (i) This Agreement shall become effective on the date first written above and shall continue in effect for an initial one year period. The Agreement may be terminated in its entirety or as to Section I. or Section II. only prior to the expiration of the initial term only if a party commits a material breach of any term or condition hereof and any such breach is not cured or rectified within ninety (90) calendar days after the party claiming the breach shall have given written notice of such to the other party ("Curable Breach") except that neither party shall have a right to cure a material breach resulting from willful misconduct, reckless disregard or intentional misconduct ("Non-curable Breach"). In the event that a Curable Breach is not cured within such ninety (90) day period, the party claiming a material breach shall have thirty (30) days to notify the party committing the breach of its intention to terminate this Agreement in accordance with subparagraph (ii) of Section III.9.(g).

              (ii) The Customer or the Bank may give notification of termination to the other party following a Non-Curable Breach or following a Curable Breach which has not been cured or after the initial one year period by giving ninety (90) days written notice to the other, provided that such notice to the Bank shall specify the names of the persons to whom the Bank shall deliver the Assets in the Accounts; and further provided that, if Bank is the terminating party (other than on account of a material breach hereof by Customer) Customer may extend the termination period by up to an additional sixty (60) days by sending prompt written notice ("Extension Notice") to Bank of its intent to do so (including the number of additional days). If notice of termination is given by the Bank, the Customer shall, within ninety (90) days (or such other amount of days as is contemplated by the Extension Notice) following receipt of the notice, deliver to the Bank Instructions specifying the names of the persons to whom the Bank shall deliver the Assets. In either case the Bank will deliver the Assets to the persons so specified, after deducting any amounts which the Bank determines in good faith to be owed to it under Sub-section 7 of Section III. of this Agreement.

              If within ninety (90) days following receipt of a notice of termination by the Bank, the Bank does not receive Instructions from the Customer specifying the names of the persons to whom the Bank shall deliver the Assets, the Bank, at its election, may deliver the Assets to a bank or trust company doing business in any State within the United States to be held and disposed of pursuant to the provisions of this Agreement, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to the Bank; PROVIDED, HOWEVER, that the Bank shall have no obligation to settle any transactions in securities for the Accounts following the expiration of the ninety (90) day period referred to in this sentence except those transactions which remained open prior to the expiration of such ninety (90) day period.

              (iii) TERMINATION AS TO ONE OR MORE SERIES. This Agreement may be terminated as to one or more Series (but less than all of the Series) by delivery of an amended Schedule B1 deleting such Series, in which case termination as to such deleted Series shall take effect sixty (60) days after the date of such delivery. The execution and delivery of an amended Schedule B1 which deletes one or more Series shall constitute a termination of this Agreement only with respect to such deleted Series, shall be governed by the preceding provisions of this Sub-section 9(g) of Section III. of this Agreement as to the identification of a successor custodian and the delivery of Assets of the Series so deleted to such successor custodian, and shall not affect the obligations of the Bank and the Customer hereunder with respect to the other Series set forth in Schedule B1, as amended from time to time.

       (h) SEVERAL OBLIGATIONS OF THE SERIES. With respect to any obligations of the Customer on behalf of the Series and their related Accounts arising out of this Agreement, the Bank shall look for payment or satisfaction of any obligation solely to the assets and property of the Series and such Accounts to which such obligation relates as though the Customer had separately contracted with the Custodian by separate written instrument with respect to each Series and its related Accounts.

       (I) REPRESENTATIONS AND WARRANTIES. (A) The Customer represents and warrants that (i) the execution, delivery and performance of this agreement (including, without limitation, the ability to obtain the short-term extensions of credit in accordance with Section I.5.) are within the Customer's and the Series' power and authority and have been duly authorized by all requisite action (corporate or otherwise) of the Customer, and (ii) this Agreement and each extension of short-term credit extended to or arranged for the benefit of any Series in accordance with Section I.5. shall at all times constitute a legal, valid and binding obligation of the Customer on behalf of and solely from the assets attributable to such Series and be enforceable against the Customer on behalf of and solely from the assets attributable to such Series in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

       (j) The Bank represents and warrants that (i) the execution, delivery and performance of this Agreement are within the Bank's power and authority and have been duly authorized by all requisite action (corporate or otherwise) of the Bank and (ii) this Agreement constitutes the legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

       (k) FORCE MAJEURE. Subject to reasonable compliance with the Bank's then-existing disaster recovery plans, the Bank shall not be liable for any harm, loss or damage suffered by the Customer, its investors, or other third parties or for any failure or delay in performance of the Bank's obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond the Bank's control. In the event of a force majeure, any resulting harm, loss, damage, failure or delay by the Bank will not give the Customer the right to terminate this Agreement.

       (l)    CONFIDENTIALITY.

              (i) Except to the extent necessary to perform the functions required under this Agreement, the Bank, its agents and employees shall maintain the confidentiality of information concerning any Assets held under this Agreement, including in dealings with affiliates of the Bank. In the event the Bank is requested or required to disclose any confidential information concerning any such Assets, the Bank shall, to the extent practicable and legally permissible, promptly notify the Customer of such request or requirement so that the Bank may seek a protective order or waive any objection to the Bank's compliance with this Sub-section 9(l) In the absence of such a waiver, if the Bank is compelled, in the opinion of its counsel, to disclose any confidential information, the Bank may disclose such information to such persons as, in the opinion of counsel, is so required.

              (ii) The Customer shall maintain the confidentiality of, and not provide to any third parties absent the written permission of the Bank, any computer software, hardware or communications facilities made available to the Customer or its agents by the Bank.

              (iii) Neither the Bank nor any Other Party may create written or other promotional materials and/or distribute such promotional materials to the public or to prospective customers or clients which state that it is providing services to the Customer or any of its affiliates in connection with this Agreement without the prior verbal or written consent of the Customer, which consent will not be unreasonably withheld. For purposes of Sub-section 9(l) of this Agreement, the term "written or other promotional materials" shall mean any
(A) material prepared in connection with the solicitation of prospective or existing customers; and (B) material published, or designed for use in, a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media.

       (m)    PAYMENT OF FEES BY UBS GLOBAL AM:

              The Customer and UBS Global AM have agreed that UBS Global AM will pay all fees due to the Bank under this Agreement. The Bank has been instructed by the Customer to send all invoices for such fees to UBS Global AM. This obligation is solely between the Trust and UBS Global AM and in all respects, the Trust remains liable for the payment of fees to the Bank. This Agreement is not intended to create any rights or obligations between the Bank and UBS Global AM.

                  SMA RELATIONSHIP TRUST
                  By: _________________________
                  Title: ______________________
                  Date: __________________,2003

                  SMA RELATIONSHIP TRUST
                  By: _________________________
                  Title: ______________________
                  Date: __________________,2003

                  JPMORGAN CHASE BANK
                  By: _________________________
                  Title: ______________________
                  Date: __________________,2003

                  UBS GLOBAL ASSET MANAGEMENT
                  (US) INC.
                  By: _________________________
                  Title: ______________________
                  Date: __________________,2003

                  UBS GLOBAL ASSET MANAGEMENT
                  (US) INC.
                  By: _________________________
                  Title: ______________________

                  Date: __________________,2003

STATE OF NEW YORK )
                         : SS.
COUNTY OF KINGS   )



On this _____ day of _________2003, before me personally came _________ _______, to me known, who being by me duly sworn, did depose and say that he/she resides in __ ___ at __BROOKLYN, NEW YORK__; that he/she is a Vice President of ___JPMCB___ the corporation described in and which executed the foregoing instrument; that he/she knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Trustees of said corporation, and that he/she signed his/her name thereto by like order.

STATE OF NEW YORK
COUNTY OF KINGS

Sworn to before me this

day of ______, 2003




____________________
      Notary

                                   SCHEDULE A
                                   ----------

              LIST OF SECURITIES DEPOSITORIES OR CLEARING AGENCIES
              ----------------------------------------------------

United States                               DTC (The Depository Trust Company)

                                   SCHEDULE B1
                                   -----------

                               LIST OF PORTFOLIOS
                               ------------------

SERIES M

SERIES T

                                   SCHEDULE B2
                                   -----------

                               AUTHORIZED PERSONS
                               ------------------

SERIES M
--------

Elbridge T. Gerry III

Debbie Baggett

Andrew Clinton

Ryan Nugent

Kevin McIntyre

William Veronda


SERIES T
--------

Mabel Lung

James Murray

Carolyn Burke

                                   SCHEDULE C
                                   ----------
                             SMA RELATIONSHIP TRUST
                             ----------------------
               GENERAL DESCRIPTION OF FUND ADMINISTRATIVE SERVICES
               ---------------------------------------------------

I.   REGULATORY COMPLIANCE

     A.

          2.   Filings

               a. N-SAR (semi-annual report and annual report) N-CSR, and related certifications and representations

               b.   Filing shareholders reports under Rule 30b2-1

               c.   Proxy statement, when necessary

     B. Compliance - State "Blue Sky" (if applicable) 1. Blue Sky (state registration)

               a.   Registration of shares (initial/renewal)

               b.   Monitor sales of shares

               c.   Report shares sold

               d.   Filing of federal registration statements and contracts

               e.   Filing annual and semi-annual reports with states

     C.   Compliance - Registration Statement

          1.   Analyze and review portfolio reports from Adviser regarding:

               a. compliance with investment objectives, although the primary responsibility for such compliance remains with the investment adviser or investment manager.

               b. maximum investment by company/industry size, although the primary responsibility for such compliance remains with the investment adviser or investment manager

     D.   Compliance - Exemptive Orders and No-Action Letters

          1. Monitor compliance with all exemptive orders and no-action letters, although the primary responsibility for such compliance remains with the investment adviser or investment manager.

     E.   Compliance - Other (if applicable as directed by the Adviser)

          1.   Proxy, when necessary

          2.   Applicable to state and federal tax laws

II.  CORPORATE BUSINESS AND SHAREHOLDER/PUBLIC INFORMATION

     A. Preparation and distribution of periodic operation reports to management

     B.   Maintain Corporate Calendars and Files

          1.   General

          2.   Blue Sky (if applicable)

     C.   Release Corporate Information to financial and general press

               a.   distributions and related respondence (if applicable)

               b.   Funds' performance

               c. provide rating agencies with statistical data as required (monthly/quarterly) (if applicable) d. prepare surveys

          2.   Respond to:

               a.   financial press, as authorized (if applicable)

               b.   miscellaneous shareholder inquiries (if applicable)

               c.   industry questionnaires (if applicable)

          3.   Prepare, maintain and update monthly information

III. FINANCIAL AND MANAGEMENT REPORTING

     A.   Distributions to Shareholders (if applicable)

          1.   Projections of distribution amounts

     B.   Financial Reporting

          1.   Liaison between fund management and auditors

          2. Preparation of unaudited and audited financial statements to shareholders

          3.   60 day delivery to SEC and shareholders

          4. Preparation of semi-annual and annual N-SARs, N-CSR, and Financial Data Sheet (Financial Information)

          5.   Provide work area for auditors

     C.   Other Financial Analyses

          1.   Sales information, portfolio turnover (monthly)

          2.   Performance Calculations (monthly)

          3.   1099 Miscellaneous - prepared for Directors/Trustees (annually)

          4.   Preparation of industry surveys

                                   SCHEDULE D
                                   ----------
                             SMA RELATIONSHIP TRUST
                             ----------------------
                     DESCRIPTION OF FUND ACCOUNTING SERVICES
                     ---------------------------------------

                            DAILY ACCOUNTING SERVICES
                            -------------------------

1)   MAINTAIN THE BOOKS AND RECORDS OF EACH SERIES.

2)   CALCULATE NET ASSET VALUE PER SHARE:

     o    If necessary, enter manual prices supplied by Customer and/or broker.

     o Monitor securities for which there is no change in price from one day to the next.

     o Review variance reporting on-line and in hard copy for price changes in individual securities using variance levels established by Customer. Verify U.S. dollar security prices exceeding variance levels by notifying client and pricing sources of noted variances.

     o Provide daily file transmissions and auto-reconciliation reports to the Advisor.

     o Communicate required pricing information (NAV) to Customer, Transfer Agent and additional Fund clients/Custodian

     o    Report NAV to 2 decimal places.

3)   VERIFY AND RECORD ALL DAILY INCOME ACCRUALS FOR DEBT ISSUES

4)   RECORD CORPORATE ACTION, CASH DIVIDENDS AND CAPITAL CHANGES ON SECURITIES:

     o Interface with Custodian to monitor timely collections and postings of corporate actions, dividends, interest and capital changes

5)   RECORD ALL SECURITY TRADES BASED ON INSTRUCTION FROM THE CUSTOMER:

     o    Verify settlement through the Custodian statements.

     o Determine realized gains/losses on security trades using the Trust approved FIFO methodologies.

6)   REVIEW AND RECONCILE WITH CUSTODIAN STATEMENTS.

7)   PROVIDE DAILY ACCOUNTING REPORTS AS AGREED TO FROM TIME TO TIME BY BANK AND
     CUSTOMER:

     o Bank represents that all Customer Information, in whatever form, is the property of the Customer.

     o    Provide Summaries Schedule.

8)     PROVIDE DAILY YIELD FOR ANY SHORT-TERM FUND THAT MAY BE DEVELOPED.

                           MONTHLY ACCOUNTING SERVICES

1) FULL FINANCIAL STATEMENT PREPARATION (AUTOMATED STATEMENTS OF ASSETS AND LIABILITIES, OF OPERATIONS AND OF CHANGES IN NET ASSETS) AND SUBMISSION TO CUSTOMER BY 10TH BUSINESS DAY.

2)   SUBMISSION OF MONTHLY AUTOMATED REPORTS:

     o    Security Purchase/Sales Journal.

     o    Interest and Maturity Report.

     o    Brokers Ledger (Commission Report).

     o    Security Ledger Transaction Report with Realized Gains/Losses.

     o    Security Ledger Tax Lot Holdings Report.

     o    Additional reports available upon request.

3)   RECONCILE ACCOUNTING ASSET LISTING TO CUSTODIAN ASSET LISTING:

     o    Report any security balance discrepancies to the Custodian/Customer.

4) PROVIDE MONTHLY ANALYSIS AND RECONCILIATION OF ADDITIONAL TRIAL BALANCE ACCOUNTS, SUCH AS:

     o    Security cost and realized gains/losses.

     o    Interest/dividend receivable and income.

     o    Payable/receivable for securities purchased and sold.

     o    Payable/receivable for Fund shares; issued and redeemed

     o    Expense payments and accruals analysis

5)   BE AVAILABLE FOR SPECIAL VERIFICATION OF MONTH-END NAVS.

6)   CALCULATE THE AMOUNT OF THE MONTHLY DISTRIBUTIONS OF INCOME AND GAINS.

                         SEMI-ANNUAL ACCOUNTING SERVICES

1)   PROVIDE N-SAR REPORTING AND N-CSR REPORTING.

                           ANNUAL ACCOUNTING SERVICES

Assist and supply auditors with schedules supporting securities and shareholder transactions, income and expense accruals, etc. during the year in accordance with standard audit assistance requirements. Provide space and necessary personnel to accommodate auditors.

                                   ACCOUNTING

Distribute monthly estimate of income, and realized/(unrealized) gains/(losses) for the UBS U.S. Securitized Mortgage Relationship Fund, and UBS Corporate Bond Relationship Fund.

                                   SCHEDULE E
                                   ----------

                     FEE SCHEDULE FOR SMA RELATIONSHIP TRUST
                     ---------------------------------------

                         ACCOUNTING, ADMINISTRATION AND
                      CUSTODY SERVICES ANNUAL FEE SCHEDULE

Series M On an annual basis, 5.25 . basis points of the average weekly U.S. assets of the Customer to be paid by UBS Global AM on behalf of Customer.

Series T There will be a fixed annual fee of $10,000 ( Fund of Funds) to be paid by UBS Global AM on behalf of Customer.

     NO FEE (asset based or otherwise) will be charged on any investments made by any fund into any other fund managed by UBS Global Asset Management (US) Inc. ("UBS Global AM") or an affiliate. Fees are to be charged ONLY where actual non-UBS sponsored investment company or series securities are held. Assets of a series which are invested in another UBS-sponsored investment company or series shall not be counted in determining whether or not the charging of the 7.50 basis points charge for administrative duties would cause a fund to exceed its fee cap and shall not be counted in determining the amount of assets subject to the 7.50 basis points.

     For purposes of this Schedule E, the "AVERAGE WEEKLY U.S. ASSETS OF THE CUSTOMER" means the average weekly U.S. assets custodied within the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates.

     Those fees include all out-of-pocket expenses or transaction charges incurred by the accountant, administrator, and custodian with the exception of the following.

     UBS Global AM, on behalf of the Customer, will be billed directly by Other Parties for the following direct Customer expenses or transaction charges:

     (1)  taxes;

     (2) salaries and other fees of officers and directors who are not officers, directors, shareholders or employees of Other Parties, or the Customer's investment adviser;

     (3) SEC and state Blue Sky registration and qualification fees, levies, fines and other charges;

     (4)  EDGAR filing fees;

     (5)  independent public accountants;

     (6)  insurance premiums including fidelity bond premiums;

     (7)  outside legal expenses;

     (8)  costs of maintenance of corporate existence;

     (9) expenses of typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Customer;

     (10) expenses of printing and production costs of shareholders' reports and proxy statements and materials;

     (11) trade association dues and expenses; and

     (12) travel and lodging expenses of the Customer's directors and officers who are not directors, officers and/or employees of Other Parties.

     UBS Global AM, on behalf of the Customer, will not be billed directly for any direct Customer Expenses or pay any other direct Customer expenses, unless the payment of such direct expenses is agreed to in writing by UBS Global AM and Customer.

2. Upon termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination or the date after which the provision of services ceases, whichever is later, shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination or the date after which the provision of the services ceases, whichever is later.